Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE
November 13, 2008
CONTACT: Chadwick J. Byrd
(509) 568-7800

Ambassadors Group Declares Quarterly Dividend and Increased Share Repurchase Authorization

Spokane, WA – November 13, 2008

Ambassadors Group, Inc. (NASDAQ: EPAX) (“Company”), a leading provider of educational travel experiences, announced today that its board of directors declared a quarterly dividend of $0.115 per share, which will be paid on December 10, 2008 to all common shareholders of record on November 26, 2008. The Company’s board of directors continually reviews the Company’s dividend policy to ensure compliance with capital requirements, regulatory limitations, the Company’s financial position and other conditions, which may affect the Company’s desire or ability to pay dividends in the future.

The Company also announced today that the board of directors approved the repurchase of an additional $10.0 million of the Company’s common stock. The total amount now authorized for repurchase is $55.0 million, of which the Company has already repurchased approximately $35.0 million pursuant to a repurchase program approved by the board of directors in May 2004, increased in August 2005, November 2006, and November 2007. The stock repurchase program provides for buying stock on the open market or through negotiated transactions and retiring the shares to the Company’s treasury. The Company will determine the timing, the price and the number of shares to be repurchased under the program.

Jeff Thomas, president and chief executive officer of Ambassadors Group, Inc., stated “The dividend and increased share repurchase authorization reflect the strength of our balance sheet and our commitment to increase the long-term value of the organization for our shareholders through capital allocation. Over the last 12 months, we have allocated $24.2 million or $1.25 per share back to our shareholders through dividends and share repurchases.”

Business Overview

Ambassadors Group, Inc. is a leading educational travel and online educational research organization that organizes and promotes international and domestic travel programs for students, athletes, and professionals, and provides nearly 6 million pages of online content. Our travel programs provide opportunities for grade school, junior, and senior high school students to visit foreign and domestic destinations to learn about the history, government, economy and culture of such areas, as well as for junior and senior high school athletes to participate in international sports challenges. Our professional programs emphasize meetings and seminars between participants and persons in similar professions abroad. Our online content attracts millions of users and advertisers each month. We are headquartered in Spokane, Washington, with associates also in Washington, D.C. In this press release, “Company,” “we,” “us,” and “our” refer to Ambassadors Group, Inc.

Forward-Looking Statements

This press release contains forward-looking statements regarding our expected financial performance. Forward-looking statements, which are included per the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release and may not reflect risks related to the conflict in the Middle East and international unrest, outbreak of disease, conditions in the travel industry, direct marketing environment, changes in economic conditions and changes in the competitive environment. We expressly disclaim any obligation to provide public updates or revisions to any forward-looking statements found herein to reflect any changes in our expectations or any change in events. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained. For a more complete discussion of these and other factors, please refer to the Ambassadors Group, Inc. 10K filed March 6, 2008, proxy filed April 8, 2008, and 10Q filed November 7, 2008.